UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TANGERINE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	27-3098771
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5541 Prospero Lane
Herriman, UT 84096
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Randall J. Farr
TANGERINE HOLDINGS, INC
5541 Prospero Lane
Herriman, UT 84096
1-801-599-8499
1-775-201-8331 fax
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Jay Smith, Resident Agent
4790 Caughlin Pkwy, Ste 387
Reno, NV 89519
1-775-851-7397
1-775-201-8331 fax

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form as to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock	5,000,000	$0.01	$50,000	$3.56

(1)	This price was arbitrarily determined by the Company.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.01 was determined by the price shares were sold to our shareholders in a private placement memorandum of $.01 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated [Date], 2010

PRELIMINARY PROSPECTUS

TANGERINE HOLDINGS, INC

5,000,000 SHARES OF COMMON STOCK
$0.01 PER SHARE

The selling shareholders of TANGERINE HOLDINGS, INC (the “Company”) named in this prospectus are offering shares of common stock through this prospectus.  We will not receive any of the proceeds from the sale of the shares by the selling shareholders.  Our common stock is presently not traded on any market or securities exchange. The 5,000,000 shares of our common stock may be sold by selling shareholders at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is [Date], 2010

Prospectus Summary

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares.  You are urged to read this Prospectus in its entirety, including the information under “Risk Factors“, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

In this prospectus, ‘‘Tangerine,’’THI”, ‘‘the Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to TANGERINE HOLDINGS, INC, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending August 31, 2010. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

The Company

TANGERINE HOLDINGS, INC was incorporated under the laws of the state of Nevada on July 15, 2010.  The Company’s principal offices are located at 5541 Prospero Lane, Herriman, UT. Our telephone number there is 801-599-8499.  Our fax number is 775-201-8331.

The Company is a mining exploration stage company potentially engaged in the acquisition and exploration of mineral properties and mining related activities from time to time. The Company has certain mineral rights on certain property covering 576.87 hectares located in British Columbia, Canada.  The property consists of one claim (see exhibit). We refer to this claim as the “Property” or the “Claim” throughout this Prospectus.  We paid $5,000 for the cost of acquiring the mining claim. We are presently in the exploration preparation stage at the Property and subject to raising additional financing. The company will embark on a preliminary geological survey of the property.  If the company is unable to raise enough financing to conduct such preliminary geological activities, then the company might not be in a position to complete the preliminary activities. We have not generated revenue from mining operations.

We received funding of $50,000 through the sale of common stock to various shareholders for the purchase of 5,000,000 shares of our common stock at approximately $0.01 per share. Our financial statements from inception (July 15, 2010) through August 31, 2010 report no revenues and a net loss of $23,635. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

To date, we have acquired rights to the Claim and have compiled all available historical and technical data on the Claim. We have not yet commenced any exploration activities on the Claim other than that disclosed herein. We plan, subject to financing, to explore for minerals on the Property. The Property may not contain any mineral reserves and funds that we spend on exploration may be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds to bring our claim to production.  Phase I of our exploration program will begin in the Spring of 2011 and will cost approximately $10,000.  This phase will consist of on-site surface reconnaissance, mapping, sampling, and geochemical analyses   Phase II of our exploration program will cost approximately $15,000, and is expected to commence in the late Summer or early Fall of 2011.  We will likely require additional financing in order complete Phase II of our planned exploration program.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required. The existence of commercially exploitable mineral deposits in the property is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

The Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

Securities Being Offered	Up to 5,000,000 shares of common stock.

Initial Offering Price
The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. This price was determined arbitrarily by us.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 5,000,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We also may terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See ‘‘Risk Factors’’ beginning on page 7.

Common Stock Issued And Outstanding Before Offering	5,000,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering	5,000,000 shares of common stock

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders

Summary Financial Information

Balance Sheet Data	August 31, 2010

Cash and Cash Equivalents	$1,684
Total Current Assets	$6,384
Current Liabilities	$5,900
Total Stockholders’ Equity	$484

Statement of Operations From Incorporation on July 15, 2010 To August 31, 2010

Revenue	$-
Net Loss	$(23,635)

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the Shares we are offering.  The risks described below are not the only ones we will face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our financial performance and business operations.  If any of these risks actually occur, our business and financial condition or results of operation may be materially adversely affected, the trading price of our common stock could decline and you may lose all or part of your investment.  We make various statements in this section which constitute “forward-looking” statements.

Risks Relating to Our Company

Our only mining property is one mining claim, the feasibility of which has not been established as we have not completed exploration or other work necessary to determine if it is commercially feasible to acquire and develop the Property.

We are currently an exploration stage mining company. Our only mining asset is one mining claim on the Property. The Property does not have any proven or probable reserves.  A “reserve,” as defined by the U. S. Securities and Exchange Commission (the “SEC”), is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced.  We have not carried out any feasibility study with regard to the Property. As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves on the Property.

Because our auditors have issued a going concern opinion and because our officer and director will not loan any money to us at this time, we will require additional funds to commence operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have not commenced operations. Because our sole officer and director is not willing at this time to loan or advance funds to us we will require additional funds in order to commence operations.

We may never find commercially viable reserves.

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. We cannot assure you that any future mineral exploration and development activities will result in any discoveries of proven or probable reserves as defined by the SEC since such discoveries are remote.  Further, we cannot provide any assurance that, even if we discover commercial quantities of mineralization, a mineral property will be brought into commercial production.  Development of our mineral properties will follow only upon obtaining sufficient funding and satisfactory exploration results.

We will require significant additional capital to continue our exploration activities, and, if warranted, to develop mining operations.

Exploration activities and, if warranted, development of the Property will involve significant expenditures.  We will be required to raise significantly more capital in order to fully develop the Property for mining production assuming that economically viable reserves exist.  There is no assurance that the exploration will disclose potential for mineral development and no assurance that any such development would be financially productive. Our ability to obtain necessary funding depends upon a number of factors, including the price of copper and other base metals and minerals which we are able to locate and mine, the status of the national and worldwide economy and the availability of funds in the capital markets.  If we are unable to obtain the required financing for these or other purposes, our exploration activities would be delayed or indefinitely postponed, and this would likely, eventually, lead to failure of our Company.  Even if financing is available, it may be on terms that are not favorable to us, in which case, our ability to become profitable or to continue operating would be adversely affected.  If we are unable to raise funds to continue our exploration and feasibility work on the Property, or if commercially viable reserves are not present, the market value of our securities will likely decline, and our investors may lose some or all of their investment.

We have incurred loss since our incorporation and may never be profitable which raises substantial doubt about our ability to continue as a going concern.

Since the Company was incorporated July 15, 2010, we have had nominal operations and incurred operating losses.  As we are just beginning exploration activities on the Property, we expect to incur additional losses in the foreseeable future, and such losses may be significant.  To become profitable, we must be successful in raising capital to continue with our exploration activities, discover economically feasible mineralization deposits and establish reserves, successfully develop the Property and finally realize adequate prices on our minerals in the marketplace.  It could be years before we receive any revenues from copper and mineral production, if ever.  Thus, we may never be profitable.  Even if we do achieve profitability, we may not be able to sustain or increase profitability on a long-term basis.  These circumstances raise substantial doubt about our ability to continue as a going concern as described in note 6 of the notes to financial statements on page F-8.    If we are unable to continue as a going concern, investors will likely lose all of their investments in the Company.

Because we have not yet commenced business operations, evaluating our business is difficult.

We were incorporated on July 15, 2010, and to date have been involved primarily in organizational activities.  We have not earned revenues as of the date of this Prospectus and have incurred total losses of $23,635 from inception on July 15, 2010 to August 31, 2010.

Accordingly, you cannot evaluate our business or our future prospects due to our lack of operating history.  To date, our business development activities have consisted solely of organizational activities.  Potential investors should be aware of the difficulties normally encountered by exploration stage companies and the high rate of failure of such enterprises.  In addition, there is no guarantee that we will commence business operations.  Even if we do commence operations, at present, we do not know when.

Furthermore, prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Claim and any production of minerals from the Claim, we will not be able to earn profits or continue operations.

Very few mineral properties are ultimately developed into producing mines.

The business of exploration for minerals and mining involves a high degree of risk.  Few properties that are explored are ultimately developed into producing mines.  At present, the Claim has no known body of commercial mineralization.  Most exploration projects do not result in the discovery of commercially mineable deposits of mineralization.

Substantial expenditures are required for the Company to establish mineralization reserves through drilling, to develop metallurgical processes, to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining.

Although substantial benefits may be derived from the discovery of a major mineral deposit, we cannot assure you that the Company will discover minerals in sufficient quantities to justify commercial operations or that it can obtain the funds required for development on a timely basis.  The economics of developing precious and base metal mineral properties is affected by many factors including the cost of operations, variations in the grade of ore mined, fluctuations in metal markets, costs of processing equipment and other factors such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection.

Because we have not yet commenced business operations and have no history of mineral production or mining operations, we face a high risk of business failure.

We have not yet begun the initial stages of exploration of our property, and thus have no way to evaluate the likelihood that our business will be successful. We were incorporated on July 15, 2010 and to date have been involved primarily in organizational activities and the acquisition of our mineral property interests. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the property and the production of minerals from the property, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our net loss since inception is $23,635. The loss was a result of the payment of fees for our claims and technical report, incorporation, general and administrative expenses and professional fees. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

* our ability to find mineralized material
* our ability to extract the mineralized material
* our ability to generate revenues from the sale of mineralized material

Fluctuating metal and mineral prices could negatively impact our business plan.

The potential for profitability of our metal and mineral mining operations and the value of the Property will be directly related to the market price of the metals and minerals that we mine. Historically, metal and mineral prices have widely fluctuated, and are influenced by a wide variety of factors, including inflation, currency fluctuations, regional and global demand and political and economic conditions. Fluctuations in the price of metal and minerals that we mine may have a significant influence on the market price of our common stock and a prolonged decline in these prices will have a negative effect on our results of operations and financial condition.

Reclamation obligations on the Property and our mining operations, if any, could require significant additional expenditures.

We are responsible for the reclamation obligations related to any exploratory and mining activities located on the Property.  Since we have only begun exploration activities, we cannot estimate these costs at this time.  We may be required to file for a reclamation bond for any mining operations which we conduct, and the cost of such a bond will be significant.  We do not currently have an estimate of the total reclamation costs for mining operations on the Property.  The satisfaction of current and future bonding requirements and reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that increases to our bonding requirements or excessive actual reclamation costs will negatively affect our financial position and results of operation.

Title to mineral properties can be uncertain, and we are at risk of loss of ownership of the Property.

Our ability to explore and mine the Property depends on the validity of title to the Property.  The Property consists of a mining claim.  Unpatented mining claims are effectively only a lease from the government to extract minerals; thus an unpatented mining claim is subject to contest by third parties or the government.  These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, failure to meet statutory guidelines, assessment work and possible conflicts with other claims not determinable from descriptions of record.  Since a substantial portion of all mineral exploration, development and mining now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry.  We have not obtained a title opinion on the Property. Thus, there may be challenges to the title to the Property which, if successful, could impair development and/or operations.

Our ongoing operations are subject to environmental risks, which could expose us to significant liability and delay, suspension or termination of our operations.

Mining exploration and exploitation activities are subject to national, provincial and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment.  These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation.  They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste.  Exploration and exploitation activities are also subject to national, provincial and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment.

National and provincial agencies may initiate enforcement activities against our Company. The agencies involved, generally, can levy significant fines per day of each violation, issue and enforce orders for clean-up and removal, and enjoin ongoing and future activities.  Our inability to reach acceptable agreements with agencies in question would have a material adverse effect on us and our ability to continue as a going concern.

Environmental and other legal standards imposed by national, provincial or local authorities are constantly evolving, and typically in a manner which will require stricter standards and enforcement, and increased fines and penalties for non-compliance.  Such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business.  Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us.  Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons.  Unknown environmental hazards may exist on the Property or upon properties that we may acquire in the future caused by previous owners or operators, or that may have occurred naturally.

Weather interruptions in the area of the Property may delay or prevent exploration.

The terrain of the Property is of mainly steep to moderate relief in British Columbia, Canada.  The area is subject to extreme winter conditions which may delay or prevent exploration of the Property during the months from September to late June.

Our industry is highly competitive, attractive mineral lands are scarce and we may not be able to obtain quality properties or recruit and retain qualified employees.

We compete with many companies in the mining industry, including large, established mining companies with capabilities, personnel and financial resources that far exceed our limited resources.  In addition, there is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in British Columbia, and other areas where we may conduct exploration activities.  We are at a competitive disadvantage in acquiring mineral properties, since we compete with these larger individuals and companies, many of which have greater financial resources and larger technical staffs.  Likewise, our competition extends to locating and employing competent personnel and contractors to prospect, develop and operate mining properties.  Many of our competitors can offer attractive compensation packages that we may not be able to meet.  Such competition may result in our Company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties.  Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors that even if minerals are discovered, a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

We depend on our Chief Executive Officer and the loss of this individual could adversely affect our business.

Our Company is completely dependent on Randall Farr, our President, Chief Executive Officer and Director.  As of the date of this prospectus, Randall Farr was our sole officer and director.  The loss of Mr. Randall Farr’s services and his knowledge of the Property would significantly and adversely affect our business.  We have no life insurance on the life of Randall Farr.

Management has only limited experience in resource exploration.

The Company’s management, while experienced in business operations, has only limited experience in resource exploration.  Our sole director and officer of the Company has no significant technical training or experience in resource exploration or mining.  The Company relies on the opinions of consulting geologists that it retains from time to time for specific exploration projects or property reviews.  As a result of management’s inexperience, there is a higher risk of the Company being unable to complete its business plan.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Randall Farr, only spends approximately 15% of his business time providing his services to us. While Mr. Farr presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

Exploration for minerals is highly speculative and involves greater risk than many other businesses.  Many exploration programs do not result in the discovery of economically feasible mineralization.  Few properties that are explored are ultimately advanced to the stage of producing mines.  We are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties such as, but not limited to:

•	economically insufficient mineralized material;

•	fluctuations in production costs that may make mining uneconomical;

•	labor disputes;

•	unanticipated variations in grade and other geologic problems;

•	environmental hazards;

•	water conditions;

•	difficult surface or underground conditions;

•	industrial accidents; personal injury, fire, flooding, cave-ins and landslides;

•	metallurgical and other processing problems;

•	mechanical and equipment performance problems; and

•	decreases in revenues and reserves due to lower gold and mineral prices.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations on our mining property.

Our operations, including our planned exploration activities on the Property, require permits from the provincial and national governmental agencies.  We may be unable to obtain these permits in a timely manner, on reasonable terms or at all.  If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of the Property will be adversely affected.

Mineral exploration involves a high degree of risk against which the Company is not currently insured.

Unusual or unexpected rock formations, formation pressures, fires, power outages, labor disruptions, flooding, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are risks involved in the operation of mines and the conduct of exploration programs.  The Company has relied on and will continue to rely upon consultants and others for exploration expertise.

It is not always possible to fully insure against such risks, and the Company may decide not to take out insurance against such risks as a result of high premiums or other reasons.  Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the Company’s shares. The Company does not currently maintain insurance against environmental risks relating to the Claim.

Because we hold all of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and may not be able to afford to conduct our planned exploration program.

We hold all of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains and losses in Canadian dollar terms. If there is a significant decline in the US dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If a there is a significant decline in the US dollar we would not be able to afford to conduct our planned exploration program. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

It may be difficult to enforce judgments or bring actions outside the United States against us.

The primary assets of the Company are located outside of the United States. As a result, it may be difficult or impossible for you to (i) enforce in courts outside the United States judgments obtained in the United States courts based upon the civil liability provisions of the United States federal securities laws against these persons and us; or (ii) bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against us..

Mining accidents or other material adverse events at our mining locations may reduce our production levels.

At any one of our various mines, production may fall below historic or estimated levels as a result of mining accidents, such as a pit wall failure in an open pit mine, or cave-ins or flooding at underground mines.  In addition, production may be unexpectedly reduced at a location if, during the course of mining, unfavorable ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable to mining or treatment than expected, or our equipment, processes or facilities fail to operate properly or as expected.

The costs to meet our reporting and other requirements as a public company subject to the Securities Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements, if applicable. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower.  These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

Risks Associated with Our Common Stock

The offering price of the shares was determined based upon the price sold in our offering and should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the Company and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 for the shares of common stock was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 50,000,000 shares of common stock, $0.001 par value, of which 5,000,000 shares are issued and outstanding.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Certain Company actions and the interests of stockholders may differ.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change-of-control transaction that could be beneficial to stockholders.  As a result, the value of stock could be harmed.  One shareholder, Jennifer Lynne Alexander has been selected by the current shareholders to represent them in any voting process.  Ms. Alexander will be voting prior to this offering 4,800,000 shares of the Companies outstanding shares or 96% of the issued and outstanding.

Currently, there is no public market for our securities, and we cannot assure you that any public market will ever develop and it is likely to be subject to significant price fluctuations.

Currently, there is no public market for our stock and our stock may never be traded on any exchange, or, if traded, a public market may not materialize.  Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their stock.

Our common stock is unlikely to be followed by any market analysts, and there may be few or no institutions acting as market makers for the common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.  Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Our Common Stock may be subject to “penny stock” rules which may be detrimental to investors.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share.  Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Under our Articles of Incorporation and the laws of the State of Nevada, the vote of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The interests of our director may differ from the interests of our other shareholders and thus result in corporate decisions that are disadvantageous to our other shareholders.

We have never paid a dividend on our common stock and we do not anticipate paying any in the foreseeable future.

We have not paid a cash dividend on our common stock to date, and we do not intend to pay cash dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Notwithstanding, we will likely elect to retain earnings, if any, to finance our growth. Future dividends may also be limited by bank loan agreements or other financing instruments that we may enter into in the future. The declaration and payment of dividends will be at the discretion of our Board of Directors.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent U. S. legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Forward Looking Statements

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” or similar terms.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts.  Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company’s inability to raise additional funds to support operations and capital expenditures, the Company’s inability to effectively manage its growth, the Company’s inability to achieve greater and broader market acceptance in existing and new market segments, the Company’s inability to successfully compete against existing and future competitors and other factors described elsewhere in this Prospectus, or other reasons.  Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

Use of Proceeds

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Determination of Offering Price

The selling shareholders will sell the shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders in this Offering is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 5,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933.

Pursuant to the private sale transaction, we agreed to register for resale shares of common stock by the selling shareholders listed below. The selling shareholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The second column lists the number of shares of common stock beneficially owned by each selling shareholder as of December 1, 2010. The third column lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling shareholders. The fourth column lists the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of December 1, 2010. All information contained in the table below is based upon information provided to us by the selling shareholders and we have not independently verified this information. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered. The selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Except as may be indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

	Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1

1.	JUDITH CAROLE GRANT	240,000	240,000	4.8	0

2.	JENNIFER LYNNE ALEXANDER*	240,000	240,000	4.8	0

3.	TRACY STAVELY	240,000	240,000	4.8	0

4.	JAY STAVELY	240,000	240,000	4.8	0

5.	JOHN STABLE	240,000	240,000	4.8	0

6.	WELLINGTON STABLE	240,000	240,000	4.8	0

7.	SAM ALEXANDER	240,000	240,000	4.8	0

8.	YUKI STAVELY ALEXANDER	240,000	240,000	4.8	0

9.	MARCUS STAVELY ALEXANDER	240,000	240,000	4.8	0

10.	SETH STAVELY ALEXANDER	240,000	240,000	4.8	0

11.	TIM ALEXANDER	240,000	240,000	4.8	0

12.	PETER MOORE	240,000	240,000	4.8	0

13.	JENNIFER GAYE ALEXANDER	240,000	240,000	4.8	0

14.	ANDREW GRANT	240,000	240,000	4.8	0

15.	ROBERT GRANT	240,000	240,000	4.8	0

16.	YUNA STAVELY ALEXANDER	240,000	240,000	4.8	0
17.	DAVID LEE	240,000	240,000	4.8	0

18.	ROBERT STARKY	240,000	240,000	4.8	0

19.	TONY ALEXANDER	240,000	240,000	4.8	0

20.	TRUDI MAYFIELD	240,000	240,000	4.8	0

21.	RANDALL FARR**	200,000	200,000	4	0

1. Assumes that the selling shareholder disposes of all of the shares of common stock covered by this prospectus, and does not acquire any additional shares.

2. The percentages are based on 5,000,000 shares of common stock outstanding on the date of this prospectus

3. *One shareholder, Jennifer Lynne Alexander has been selected by the current shareholders to represent them in any voting process.  Ms. Alexander will be voting prior to this offering, 4,800,000 shares of the Companies outstanding shares or 96% of the issued and outstanding.

4. ** Randall Farr is the CEO and President of the Company

To our knowledge, none of the selling shareholders:

●	has had a material relationship with us other than as a shareholder at any time within the past three years;
●	has ever been one of our officers or directors; or
●	is a broker-dealer or affiliate of a broker dealer.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

We are in the process of applying to have our shares of common stock registered on the OTC Bulletin Board. We anticipate that once the shares are trading on the OTC Bulletin Board or any other market the selling shareholders will sell their shares directly into any such market.

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The offering price of $0.01 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board subsequent to the effective date of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file a 15C211application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.  However, sales by selling security holder must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $47,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.  The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We have informed them that they may not, among other things:

1.	engage in any stabilization activities in connection with the shares;

2.	effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

3.
bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

Description of Securities

The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and By-Laws.  The Shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Capital Stock

The authorized capital stock of the Company is 50,000,000 shares of common stock, with a par value of $0.001 per share. As of the date of this prospectus, there are 5,000,000 shares of common stock issued outstanding.

As of the date of this prospectus, there are twenty one (21) holders of record of the Company’s common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Dividend Policy

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

None at this time

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share.  Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them.  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The Law Office of Novi & Wilkin has passed upon the validity of the shares being offered and certain other legal matters.

The financial statements of the Company for the period of July 15, 2010 (inception) through August 31, 2010 included herewith have been audited by Silberstein Ungar, PLLC CPAs, an independent registered public accounting firm located at 30600 Telegraph Rd, Ste 2175, Bingham Farms, MI, 48025 have been so included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

The Company

We were incorporated on July 15, 2010 in the state of Nevada. We have no subsidiaries. The Company has not been the subject of any bankruptcy, receivership or similar proceedings or any reclassification, merger or consolidation proceedings. We have not generated revenue from mining operations.

Our principal offices are located at 5541 Prospero Lane, Herriman Lane, UT 84096

The Company is a mining exploration stage company potentially engaged in the acquisition and exploration of mineral properties and mining related activities from time to time. The Company has certain mineral rights on certain property covering 576.87 hectares located in British Columbia, Canada.  The property consists of one claim (see exhibit). We refer to this claim as the “Property” or the “Claim” throughout this Prospectus.  We paid $5,000 for the cost of acquiring the mining claim. We are presently in the exploration preparation stage at the Property and subject to raising additional financing. The company will embark on a preliminary geological survey of the property.  If the company is unable to raise enough financing to conduct such preliminary geological activities, then the company might not be in a position to complete the preliminary activities. We have not generated revenue from mining operations.

We received funding of $50,000 through the sale of common stock to various shareholders for the purchase of 5,000,000 shares of our common stock at approximately $0.01 per share. Our financial statements from inception (July 15, 2010) through August 31, 2010 report no revenues and a net loss of $23,635. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

To date, we have acquired rights to the Claim and have compiled all available historical and technical data on the Claim. We have not yet commenced any exploration activities on the Claim other than that disclosed herein. We plan, subject to financing, to explore for minerals on the Property. The Property may not contain any mineral reserves and funds that we spend on exploration may be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds to bring our claim to production.  Phase I of our exploration program will begin in the Spring of 2011 and will cost approximately $10,000.  This phase will consist of on-site surface reconnaissance, mapping, sampling, and geochemical analyses   Phase II of our exploration program will cost approximately $15,000, and is expected to commence in the late Summer or early Fall of 2011.  We will likely require additional financing in order complete Phase II of our planned exploration program.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required. The existence of commercially exploitable mineral deposits in the property is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

We have no current plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the foreseeable future.

Acquisition of the Mineral Claim

The Claim is assigned Tenure Number 774203 and 77482. The Claim is in good standing to January 1, 2011.

Employees and Employment Agreements

At present, we have no employees and no employment agreements.  Our President provides services on a consultant basis. We anticipate that we will be conducting most of our business through agreement with consultants and third parties.

Reports to Securities Holders

We will provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. We will become subject to disclosure filing requirements once our S-1 registration statement becomes effective, including filing Form 10K annually and Form 10Q quarterly. In addition, we will file Form 8K and other information statements from time to time as required. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Property Description and Location

Description: Mineral Tenures, further described by tenure numbers and key cell identifiers. NTS 104B, Mineral Tenures 774203 and 774282 registered in the province of British Columbia, and identified further with the following key cell identifiers, (herein known as the Property), and shall include mineral claims and/or cells of claims lapsed and then acquired, or amalgamated, on the key cell identifiers contained in the property boundaries.

MTO Grid Key cell identifiers consist of all of the following: 104B01H087D, 104B01H087A, 104B01H077D, 104B01H077A, 104B01H067D, 104B01H087C, 104B01H087B, 104B01H077C, 104B01H077B, 104B01H067C, 104B01H088D, 104B01H088A, 104B01H078D, 104B01H078A, 104B01H068D, 104B01H088C, 104B01H088B, 104B01H078C, 104B01H078B, 104B01H068C, 104B01H068B, 104B01H058C, 104B01H058B, 104B01H068A, 104B01H058D, 104B01H058A, 104B01H057B, 104B01H067A, 104B01H057D, 104B01H057A.

Climate

Snow normally covers the claims from the end of September to late June.

Compliance with Government Regulation

The laws of British Columbia govern work on the Claim. Titles to mineral claims are issued and administered by the Land Title Office and any work on the Property must comply with all provisions under the Mineral Tenure Act (British Columbia). A mineral claim acquires the right to the minerals, which were available at the time of location and as defined in the Mineral Tenure Act (British Columbia). There are no surface rights included, but the title holder has the right to use the surface of the Claim for mining purposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

Competitive Factors

The mining industry is fragmented, that is there are many, many mineral prospectors and producers, small and large. We do not compete with anyone with respect to the Claim. That is because there is no competition for the exploration or removal of minerals from the Property. We will either find gold or other minerals on the Property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold and mineral mining market. Readily available gold and mineral markets exist in Canada, the United States and around the world for the sale of gold and other minerals in which we would attempt to sell any gold or minerals that we are able to recover.

Location Challenges

We do not expect any major challenges in accessing the Property during the initial exploration stages.

Regulations

Our mineral exploration program will comply with the British Columbia Mineral Tenure Act. This act sets forth rules for:

* locating claims
* posting claims
* working claims
* reporting work performed

We also have to comply with the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

In order to explore for minerals on our mineral Claim, we must submit the plan contained in this prospectus for review. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to our agent or us. The exploration permit is the only permit or license we will need to explore for precious and base minerals on the mineral Claim.

We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that result in a physical disturbance to the land. Accordingly, we may be required to obtain a work permit depending on the complexity and affect on the environment if we proceed beyond the exploration work contemplated by our proposed exploration programs. The time required to obtain a work period is approximately four weeks. We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. No remediation work is anticipated as a result of completion of Phases 1 and 2 of the exploration program.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the summary report. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in Phases 1and 2 because the impact on the project area is greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended Phase 1or 2 exploration programs on our Property.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Description of Property

We do not hold ownership or leasehold interest in any property other than the mining Claim.  To date, our president, Randall Farr, has provided us with office space and related office services free of charge.  There is no obligation for or guarantee that this arrangement will continue in the future.

Legal Proceedings

There are no pending, nor to our knowledge threatened, legal proceedings to which the Company or any of its property is subject.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Market for common equity and related stockholders matters

There is presently no public market for our common stock and there has never been a market for our common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

A market maker sponsoring a company's securities is required to obtain a quotation of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC Bulletin Board.

We intend to apply for quotation of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

SHARES AVAILABLE FOR FUTURE SALE

As of December 1, 2010, we had 50,000,000 common shares authorized and 5,000,000 shares of common stock outstanding.  The 5,000,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

	1% of the number of shares of common stock then outstanding, or

	the average weekly trading volume of common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer.  In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel.  Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days.

As of December 1, 2010, no shares of our common stock are available for sale under Rule 144.

Shareholders of Our Common Stock

As of the date of this prospectus, we have 21 shareholders of record.

Stock Options and Warrants

To date, we have not granted any stock options, warrants or any other securities convertible into shares of our common stock, and we have no shares reserved for issuance under any stock option plan.

Dividends

There are no restrictions in our Certificate of Incorporation or By-Laws that prevent us from declaring dividends.  Our By-Laws permit the Board of Directors to establish various reserves before the payment of any dividend.  The Nevada Revised Statutes provide that a corporation may pay dividends out of its surplus or, if none, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  Declaration and payment of dividends is prohibited during any period in which the capital of the corporation is less than the amount represented by issued and outstanding stock of all classes having a preference upon the distribution of assets. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily occur.  This discussion includes forward-looking statements that involve risks and uncertainties.  As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Selected Financial Data

The Company was organized on July 15, 2010.  Our total current assets as of August 31, 2010 were $6,384, our current liabilities were $5,900 and our total stockholders’ equity was $484.  As of August 31, 2010, the Company held cash and cash equivalents in the amount of $1,684.  From inception through August 31, 2010 we incurred a net loss of $23,635.   The recoverability of costs incurred for acquisition and exploration of the Property is dependent upon the Company’s discovery of economically recoverable reserves and the Company’s ability to obtain financing sufficient to satisfy the expenditure requirements and to complete development of the Property and pursue production and sales thereof.

The notes to the Company’s financial statements express substantial doubt about the Company’s ability to continue as a going concern because of the Company’s accumulated deficit since inception of $23,635 and the further losses which are anticipated in the development of its business.  The Company’s ability to continue as a going concern is dependent upon the Company’s generation of profits in the future and/or the ability to obtain financing necessary to meet its obligations.

Overview

The Company is a mining exploration stage company potentially engaged in the acquisition and exploration of mineral properties and mining related activities from time to time. The Company has certain mineral rights on certain property covering 576.87 hectares located in British Columbia, Canada.  The property consists of one claim (see exhibit). We refer to this claim as the “Property” or the “Claim” throughout this Prospectus.  We paid $5,000 for the cost of acquiring the mining claim. We are presently in the exploration preparation stage at the Property and subject to raising additional financing. The company will embark on a preliminary geological survey of the property.  If the company is unable to raise enough financing to conduct such preliminary geological activities, then the company might not be in a position to complete the preliminary activities. We have not generated revenue from mining operations.

We received funding of $50,000 through the sale of common stock to various shareholders for the purchase of 5,000,000 shares of our common stock at approximately $0.01 per share. Our financial statements from inception (July 15, 2010) through August 31, 2010 report no revenues and a net loss of $23,635. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

To date, we have acquired rights to the Claim and have compiled all available historical and technical data on the Claim. We have not yet commenced any exploration activities on the Claim other than that disclosed herein. We plan, subject to financing, to explore for minerals on the Property. The Property may not contain any mineral reserves and funds that we spend on exploration may be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds to bring our claim to production.  Phase I of our exploration program will begin in the Spring of 2011 and will cost approximately $10,000.  This phase will consist of on-site surface reconnaissance, mapping, sampling, and geochemical analyses   Phase II of our exploration program will cost approximately $15,000, and is expected to commence in the late Summer or early Fall of 2011.  We will likely require additional financing in order complete Phase II of our planned exploration program.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required. The existence of commercially exploitable mineral deposits in the property is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

Plan of Operation

We are an exploration stage company. We have not yet started operations or generated or realized any revenues from our business operations. Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the Property. Our only other sources for cash at this time are loans from related parties and additional sales of common stock. Our success or failure will be determined by what additional financing we obtain and what we find under the ground.

To meet our need for cash we raised money from our private placement. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not have enough money to complete our exploration of the Property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

Our sole officer and director is not willing to make a commitment to loan us any funds at this time.  At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it, we will either have to suspend activities until we do raise the cash, or cease activities entirely. Other than as described in this paragraph, we have no financing plans.

We own a 100% beneficial interest in one mineral Claim. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

•	We will be conducting research in the form of exploration of the Property. Our exploration program is explained in as much detail as possible in the business section of this prospectus.
•	We are not going to buy or sell any plant or significant equipment during the next twelve months.
•	We will not buy any equipment until we have located a reserve and we have determined it is economical to extract the minerals from the land.
•	We do not intend to interest other companies in the Property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete any phase of exploration because we don’t have enough money, we will cease activities until we raise more money. If we can’t or don’t raise more money, we will cease activities. If we cease activities, we have no plans for any other business activity.

We do not intend to hire additional employees at this time. All of the work on the Property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

We have not yet commenced the initial phase of exploration on the Property. We would need additional financing to cover exploration costs, although we currently do not have any specific financing arranged.   Further exploration would be subject to financing.  Management expects to finance operating costs over the next twelve months with existing cash on hand, loans and/or the proceeds from a securities offering.

Liquidity and Capital Resources

Since inception, we have raised $50,000 through the sale of our common stock and have incurred expenses of $23,635. Our projected financial requirements for the next 12 months are $38,000.

We will require additional funding in order to proceed with any additional recommended exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  We do not have any arrangements in place for any future equity financing.

If commercially viable metal or mineral reserves are found on the Property, the Company intends to mine the reserves if funding is available.

If the Company successfully mines any minerals or metals discovered on the Property, it will explore sales opportunities for such products.  The Company intends to develop such sales opportunities if funding is available.

The Company is in its exploration stage and has not begun operations.  As such, the Company has no historical periods with which to compare anticipated capital requirements in the future.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.99
Transfer Agent Fees	$1,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$40,000.00
Edgar document conversion	$1,000.00
Total	$47,003.99

All amounts other than the Commission’s registration fee are estimates.

Results of Operations

We did not earn any revenues from our incorporation on July 15, 2010 to August 31, 2010. We have only recently commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on our mineral property.

We incurred operating expenses in the amount of $23,635 for the period from our inception on July 15, 2010 to August 31, 2010. These operating expenses were comprised of professional fees, exploration costs and expenses, general and administrative fees and a mineral property purchase.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Important Assumptions

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. At this stage without having conducted the initial exploration phase, we are unable to determine whether future mineral exploration and development activities will result in any discoveries of proven or probable reserves.  Even if we discover commercial quantities of mineralization, the mineral Property may never be brought into commercial production.  Our development of mineral properties will occur only upon obtaining sufficient funding and satisfactory exploration results.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In and Disagreements with Accountants

None

DIRECTORS AND OFFICERS

The directors of the Company hold office for annual terms and will remain in their positions until successors have been elected and qualified.  The officers are appointed by the board of directors of the Company and hold office until their death, resignation or removal from office.  The ages, positions held, and duration of terms of the directors and executive officers are as follows:

Our sole executive officer and director and his age as of the date of this prospectus is as follows:

Name	Age	Position
Randall Farr		President, Secretary/Treasurer, Chief Executive Officer and sole member of the Board of Directors.

The person named above has held his offices/positions since the inception of our Company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Randall Farr has been President, Secretary, Treasurer, CEO, and sole Director of the Company since inception.

Managing Director (President, Treasurer, Secretary) – Pacific Capital Investments, Ltd / London, England – Parent Company of Gulf Atlantic Group, Inc

Director, President, Treasurer / CEO – Gulf Atlantic Group, Inc / Nevada Corporation / Las Vegas, NV (Diversified Financial Investments)

Gulf Atlantic Group, Inc's (GULF) has separate Divisions that manage their diversified financial investments; namely –

•        Sotex Record Group / Music Division (1998),
•        Haverland Prince Group / Internet Marketing (2005),
•        Restin Hospitality Group / Hotels, Restaurants, County Music Clubs (1998),
•       Texas Pacific Group / Financial Services Division (1998),

Gulf Atlantic has been actively buying & selling gold since 2005. In the past, Gulf Atlantic owned gold mines (and a small refinery) in central CA, which was sold off in 2007.

Managing Director – ICON Commercial Lending, Inc | Salt Lake City, UT (Banking / Management / Consulting)

To read more about my business accomplishments & professional recommendations - read my profile at LinkedIn - GO TO = http://www.linkedin.com/myprofile?trk=hbtabpro

Term of Office

Our directors are appointed for one-year terms to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our By-Laws. Our officers are appointed by our board of directors and hold office until removed by the board.

Director Independence

Our sole director is not an “independent director” using the definition of ‘‘independent director’’ contained under Rule 5605(a)(2) of the Nasdaq Listing Rules.  However, we are not subject to the Nasdaq Listing Rules or the rules of any national securities exchange because our securities are not listed thereon.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation earned by the Company’s principal executive officer, each of our two most highly compensated executive officers who were serving as executive officers as of the date of this Prospectus.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Randall Farr President, Chief Executive Officer and Director	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Since our incorporation on July 15, 2010, we have not compensated and have no arrangements to compensate our sole officer and director, Mr. Randall Farr, for his services to us as an officer and director. There are no employment agreements or consulting agreements with our current director and executive officer.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time.  We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None not already disclosed

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of the date of this prospectus by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all of our officers and directors as a group.

Except as otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name, Address and Title	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Randall Farr 5541Prospero Lane, Herriman, Utah 84096 President, Treasurer, Secretary and Director	Common	200,000	4%
All officers & directors as a group consisting of one person	Common	200,000	4%
Jennifer Lynne Alexander-Shareholder*	Common	4,800,000	96%

(1)
The percentage of class is based on 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus.
**One shareholder, Jennifer Lynne Alexander has been selected by the current shareholders to represent them in any voting process.  Ms. Alexander will be voting prior to this offering 4,800,000 shares of the Companies outstanding shares or 96% of the issued and outstanding

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

CORPORATE GOVERNANCE

We are not subject to the corporate governance rules of any securities exchange or securities association, because our securities are not traded on any exchange.  We have no audit, nominating or compensation committees.  As a small business, we do not have the resources to engage additional individuals to perform these functions.  Our sole director performs these functions.   When seeking nominees to serve as director, our sole director will evaluate the candidacy of an individual based on his or her educational attainments, his or her relevant experience and professional stature.  Our sole director also performs the function of the audit committee by overseeing the quality and integrity of the financial reporting practices of the Company.

One individual currently serves as the principal executive officer and sole director of the Company.  The Company currently has no operations.  At this stage of its development, the Company does not, in the opinion of its sole officer and director, require the engagement of an additional director because any oversight functions are minimal at this time.  The Company will, in compliance with corporate governance standards, reassess the desirability of engaging an additional director to provide oversight functions if and when the Company has active operations.

Organization Within Last Five Years

We were organized under the laws of the State of Nevada on July 15, 2010 to engage in the business of acquisition, exploration and development of natural resource properties.  At that time we appointed Randall Farr as sole director, President and Chief Executive Officer.  In connection with our organization, we have issued 200,000 shares of common stock to Randall Farr for cash proceeds of $2,000.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our By-Laws provide that we will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Where You Can Find More Information

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering.  This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC.  For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof.  With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.   We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders.  The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C.  20549.  Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates.  You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.  Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

TANGERINE HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

AUGUST 31, 2010

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Tangerine Holdings, Inc.
Herriman, Utah

We have audited the accompanying balance sheet of Tangerine Holdings, Inc. as of August 31, 2010 and the related statements of operations, stockholders’ equity, and cash flows for the period from July 15, 2010 (date of inception) through August 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tangerine Holdings, Inc. as of August 31, 2010, and the results of its operations and cash flows for the period from July 15, 2010 (date of inception) through August 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has negative working capital, has incurred operating losses since inception, and has not received any revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 6.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC
Bingham Farms, Michigan
November 1, 2010

TANGERINE HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF AUGUST 31, 2010

ASSETS	2010

Current Assets
Cash and equivalents	$1,684

Other Assets
Mineral Tenures	4,700

TOTAL ASSETS	$6,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$3,500
Payable – mineral tenures	2,350
Advance from officer	50
Total Current Liabilities	5,900

Stockholders’ Equity
Common Stock, $.001 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional paid-in capital	45,000
Stock subscription receivable	(25,881)
Deficit accumulated during the development stage	(23,635)
Total Stockholders’ Equity	484

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,384

See accompanying notes to financial statements.

TANGERINE HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 15, 2010 (INCEPTION) TO AUGUST 31, 2010

Period from July 15, 2010 (Inception) to August 31, 2010

REVENUES	$0

EXPENSES:
Professional fees	23,500
General and administrative expenses	135
TOTAL EXPENSES	23,635

LOSS FROM OPERATIONS	(23,635)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(23,635)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	5,000,000

See accompanying notes to financial statements.

TANGERINE HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 15, 2010 (INCEPTION) TO AUGUST 31, 2010

	Common stock		Additional paid-in	Stock subscription	Deficit accumulated during the development
	Shares	Amount	capital	receivable	stage	Total
Inception, July 15, 2010	0	$0	$0	$0	$0	$0

Common stock issued for cash and subscriptions receivable at $.001	5,000,000	5,000	45,000	(25,881)	-	24,119

Net loss for the period ended August 31, 2010	-	-	-	-	(23,635)	(23,635)

Balance, August 31, 2010	5,000,000	$5,000	$45,000	$(25,881)	$(20,110)	$484

See accompanying notes to financial statements.

TANGERINE HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 15, 2010 (INCEPTION) TO AUGUST 31, 2010

Period from July 15, 2010 (inception) to August 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(23,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in non-cash working capital items:
Increase in accrued expenses	3,500
NET CASH USED IN OPERATING ACTIVITIES	(20,135)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of mineral tenure	(2,350)
NET CASH USED BY INVESTING ACTIVITIES	(2,350)

CASH FLOWS FROM FINANCING ACTIVITIES
Advance received from officer	50
Proceeds from sales of common stock	24,119
NET CASH PROVIDED BY FINANCING ACTIVITIES	24,169

NET INCREASE IN CASH	1,684

CASH, BEGINNING OF PERIOD	0
CASH, END OF PERIOD	$1,684

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-
Income taxes paid	$-0-
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITY
Common stock issued for stock subscription receivable	$25,881

See accompanying notes to financial statements.

TANGERINE HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business
Tangerine Holdings, Inc. (“THI” and the "Company") was incorporated in the State of Nevada on July 15, 2010.  Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company is a mining exploration stage company potentially engaged in the acquisition and exploration of mineral properties and mining related activities.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in U.S. dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an August 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At August 31, 2010 the Company had $1,684 of unrestricted cash.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and accrued expenses. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

It is the policy of THI to recognize accruals for interest and penalties related to uncertain tax positions in interest expense.  The Company has not incurred any interest or penalties to date.

Revenue Recognition
The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

TANGERINE HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of August 31, 2010.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options. As of August 31, 2010, the Company has not issued any stock-based payments to its employees.

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – MINERAL TENURES

The Company acquired mineral rights for approximately $4,700 USD ($5,000 Canadian), and paid a down payment of one-half of the total cost ($2,350).

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consisted of the following at August 31, 2010:

2010
Accrued professional fees	$3,500
Total accrued expenses	$3,500

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company has 50,000,000 shares of $0.001 par value common stock authorized.

During the period ended August 31, 2010, the Company sold 50,000,000 shares of common stock for cash totaling $24,119 and a stock subscription receivable of $25,881

The Company has 5,000,000 shares of common stock issued and outstanding as of August 31, 2010.

TANGERINE HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2010

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – LIQUIDITY AND GOING CONCERN

THI has negative working capital, has operating losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 7 – INCOME TAXES

For the period ended August 31, 2010, the Company has incurred net losses of approximately $23,635 and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $23,635 at August 31, 2010, and will expire beginning in the year 2030.

The provision for Federal income tax consists of the following:

2010
Federal income tax benefit attributable to:
Current operations	$8,036
Less: valuation allowance	(8,036)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2010
Deferred tax asset attributable to:
Net operating loss carryover	$8,036
Less: valuation allowance	(8,036)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $23,635 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

TANGERINE HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2010

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through November 1, 2010, the date these financial statements were issued, and has determined it does not have any material subsequent events to disclose.

Part II
Information Not Required in Prospectus

Item 13    Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.99
Transfer Agent Fees	$1,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$40,000.00
Edgar document conversion	$1,000.00
Total	$47,003.99

All amounts other than the Commission’s registration fee are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.   Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, unless modified by a corporation’s articles of incorporation, a director is not liable to a corporation, its shareholders or creditors for damages unless the director’s action or failure constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law. Our bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful.  The Company may purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity.  Our bylaws also provide that we will advance all expenses incurred to any person entitled to indemnity upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to indemnification.

Our bylaws further provide that discretionary indemnification may be authorized (a) by the shareholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (c) by independent legal counsel in a written opinion (i) if ordered by a majority vote of disinterested directors or (ii) if a quorum of disinterested directors cannot be obtained.

Item 15   Recent Sales of Unregistered Securities

We issued 200,000 shares of our common stock to Randall Farr at a price of $0.01 per share for total proceeds to us of $2,000. These shares were issued pursuant to Regulation D of the Securities Act of 1933 (the ‘‘Securities Act’’).

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions.
•	Restrictive legends were and will be placed on all certificates issued as described above.
•	The distribution did not involve general solicitation or advertising.
•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

During the period ended August 30, 2010, we sold an aggregate of 4,800,000 shares of our common stock to 20 purchasers at a price of $0.01 per share for aggregate offering proceeds of $48,000. These shares were issued pursuant to Regulation S of the Securities Act.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

Item 16	Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation1
3.2	By-Laws1
5.1	Opinion of Novi & Wilkin
10.1	Agreement of Purchase
10.2	Amendment of Agreement of Purchase
23.1	Consent of Novi & Wilkin (see Exhibit 5.1)2
23.2	Consent of Silberstein , for use of their report1

Item 17.	Undertakings

The undersigned registrant undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.           For determining any liability under the Securities Act of 1933 to any purchaser:

(i)           we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.  For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)           we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)           we shall treat each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of  first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herriman, Utah on December 1, 2010

TANGERINE HOLDINGS, INC

By: /s/ Randall Farr
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Randall Farr	President, Chief Executive Officer and Director (principal executive officer; principal financial and accounting officer)	December 1, 2010